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                                                                EXHIBIT 99.1


                                   EXX INC
                                  SUITE 689
                           1350 EAST FLAMINGO ROAD
                             Las Vegas, NV 89119


              DAIMLERCHRYSLER AWARDS A THIRD MACHINING PROGRAM
              ------------------------------------------------
                           TO A NEWCOR SUBSIDIARY
                           ----------------------

LAS VEGAS, NV. JUNE 17, 2005--EXX INC (AMEX: EXX-A AND EXX-B) TODAY ANNOUNCED THAT DAIMLERCHRYSLER CORPORATION ("DCX") HAS AWARDED AN AXLE MACHINING PROGRAM FOR A DCX POWERTRAIN TO A SECOND SUBSIDIARY OF NEWCOR, INC. (A 99% OWNED SUBSIDIARY OF EXX INC). THE ANTICIPATED ANNUAL SALES FROM THIS PROGRAM ARE ESTIMATED AT APPROXIMATELY 10% OF EXX'S 2004 ANNUAL SALES. FULL PRODUCTION UNDER THE PROGRAM IS PLANNED TO BEGIN IN THE THIRD QUARTER OF 2005. THIS NEW PROGRAM, WHICH IS THE THIRD PROGRAM AWARDED BY DCX, IS IN ADDITION TO THE DCX PROGRAMS PREVIOUSLY ANNOUNCED IN MAY 2005.

IN 2004, EXX HAD ANNOUNCED THAT NEWCOR HAD BEEN NOTIFIED BY ITS MAJOR CUSTOMER, AMERICAN AXLE & MANUFACTURING ("AXL") THAT NEWCOR WOULD LOSE CERTAIN AXLE MACHINING BUSINESS DUE TO AXL'S STRATEGIC DECISION TO IN-SOURCE AXLE MACHINING. THIS LOST BUSINESS IS STILL ANTICIPATED BY NEWCOR COMMENCING WITH THE WITHDRAWAL OF TWO PARTS IN THE THIRD QUARTER OF 2005 WITH INCREASING VOLUMES OF PARTS BEING WITHDRAWN THROUGH 2006. EXX ANTICIPATES THAT WHEN AND AS AXL COMPLETES THE IN-SOURCING PROGRAM, THE LOST REVENUES AND PROFITS FROM THE AXL BUSINESS WILL BE EXCEEDED BY THE TOTAL NEW REVENUES AND PROFITS FROM THE THREE NEW PROGRAMS AWARDED BY DCX, WHICH WILL BECOME NEWCOR'S LARGEST CUSTOMER.

THE ABOVE RESULTS OF OPERATIONS CONTAIN CERTAIN FORWARD-LOOKING STATEMENTS WHICH ARE COVERED UNDER THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LEGISLATION REFORM ACT OF 1995 WITH RESPECT TO THE COMPANY'S FUTURE FINANCIAL PERFORMANCE. ALTHOUGH EXX INC BELIEVES THE EXPECTATIONS REFLECTED IN SUCH FORWARD-LOOKING STATEMENTS ARE BASED ON REASONABLE ASSUMPTIONS, IT CAN GIVE NO ASSURANCE THAT ITS EXPECTATIONS WILL BE REALIZED. FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS WHICH MAY CAUSE EXX INC'S ACTUAL RESULTS AND CORPORATE DEVELOPMENTS TO DIFFER MATERIALLY FROM THOSE EXPECTED. FACTORS THAT COULD CAUSE RESULTS AND DEVELOPMENTS TO DIFFER MATERIALLY FROM EXX INC'S EXPECTATIONS INCLUDE, WITHOUT LIMITATION, CHANGES IN MANUFACTURING AND SHIPMENT SCHEDULES, NEW PRODUCT AND TECHNOLOGY DEVELOPMENTS, COMPETITION WITHIN EACH BUSINESS SEGMENT, CYCLICALITY OF THE MARKETS FOR THE PRODUCTS OF A MAJOR SEGMENT, LITIGATION, SIGNIFICANT COST VARIANCES, THE EFFECTS OF ACQUISITIONS AND DIVESTITURES, AND OTHER RISKS